                                                                    EXHIBIT 4(c)
                               CASE CORPORATION

                      ACTIONS OF THE AUTHORIZED OFFICERS


     Pursuant to the authority granted by the Board of Directors of Case Corporation (the "Company") in its November 24, 1998 resolutions, the undersigned agree as follows:

          1. The Company shall issue $300,000,000 aggregate principal amount of the Company's 6 1/4% Notes Due December 1, 2003, Series A (the "Series A Securities").

          2. The Company shall issue and sell the Series A Securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., Credit Suisse First Boston Corporation, NationsBanc Montgomery Securities LLC and Salomon Smith Barney Inc. (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement, dated December 2, 1998, among the Company and the Initial Purchasers (the "Purchase Agreement"), upon the terms and conditions set forth therein, to be issued under and in accordance with an Indenture, dated as of July 31, 1995, between the Company and The Bank of New York, as Trustee ("Trustee"), relating to the Company's securities and other obligations (the "Indenture").

          3. The Company shall enter into a Registration Rights Agreement with the Initial Purchasers (the "Registration Rights Agreement"), which requires the Company, among other things, to conduct an exchange offer whereby it will offer to exchange all Series A Securities for a new issue of Securities (the "Series B Securities" and together with the Series A Securities, the "Securities") that are identical in all material respects with the Series A Securities except that the Series B Securities are fully registered with the Securities and Exchange Commission.

          4. In addition to the other terms provided in the Indenture with respect to securities issued thereunder, all as more particularly described in the Purchase Agreement, the Offering Memorandum relating to the Securities and the form of

     Security referred to below, the Securities shall contain the following terms:

          (a) The Securities shall be entitled "6 1/4% Notes Due December 1, 2003";

          (b) Subject to the terms of the Indenture, the Securities shall be initially limited in aggregate principal amount to $300,000,000; however, the Company may "reopen" the Securities series and issue additional Securities;

          (c) Interest shall be payable to the persons in whose names the Securities are registered at the close of business on the applicable Regular Record Date (as defined below);

          (d)  The principal of the Securities is payable on December 1, 2003;

          (e) The Securities shall bear interest at the rate of 6 1/4% per annum beginning December 7, 1998. Subject to the terms of the Indenture, interest on the Securities will be payable semi-annually on the 1st day of December and June of each year (each an "Interest Payment Date"), commencing on June 1, 1999. Interest shall be paid to persons in whose names the Securities are registered on the November 15 or May 15 preceding the Interest Payment Date (each a "Regular Record Date");

          (f) Payment of principal, and premium, if any, and interest on the Securities will be made at the office or agency of the Company maintained for that purpose in New York, New York; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register;

          (g)  The Securities will not be redeemable prior to maturity;

          (h)  The Securities shall not provide for a sinking fund;

          (i) The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof;

          (j) The payment of the principal of, and any premium and interest on, the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

          (k) The payment of principal of, and any premium and interest on, the Securities shall not be determined with reference to an index or formula (except as described in the form of Securities attached hereto as Exhibit A with respect to the payment of additional interest as described therein);

          (l) There shall be no optional currency or currency unit in which the payment of principal of, and any premium and interest on, the Securities shall be payable;

          (m) Both Sections 13.2 and 13.3 of the Indenture shall apply to the Securities;

          (n) Securities initially purchased by or transferred to qualified institutional buyers ("QIBs") as defined in and in reliance on Rule 144A under the Securities Act of 1933 ("Rule 144A") will be in registered book-entry form and will be issued initially in the form of one or more permanent global Securities in fully registered form without interest coupons, substantially in the form set forth in Exhibit A, not including the Regulation S legend (the "U.S. Global Security") deposited with the Trustee, as custodian for The Depository Trust Company (the "Depositary"), duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as provided in the Indenture.

               Securities (i) originally purchased by or transferred to institutional "accredited investors" (as defined in Rule 501(a)(l),(2),(3) and (7) under the Securities Act) ("Institutional Accredited Investors") who are not QIBs or (ii) held by QIBs who elect to take physical delivery of their certificates instead of holding their interest through the U.S. Global Security (collectively, the "Non-Global Purchasers"), will be in registered form without interest coupons (the "Certificated Securities"). Upon the transfer of Certificated Securities which were initially issued to a Non-Global Purchaser to a QIB, such Certificated Securities will, unless the transferee requests otherwise or the U.S. Global Security has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the U.S. Global Security. The Certificated Securities will be substantially in the form of Exhibit A, but will not contain the legend restricting transfers as required by the Depositary as described in the first two paragraphs of Exhibit A (the "DTC Legend").

               Securities offered and sold in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued initially in the form of a global security certificate in fully registered form without interest coupons, substantially in the form set forth in Exhibit A, including the Regulation S legend (the "Offshore Global Security" and, together with the U.S. Global Security, the "Global Securities"). The Offshore Global Security will be deposited with the Trustee as custodian for the Depositary and will be registered in the name of the Depositary until the termination of the "40-day restricted period" (as defined in Rule 903 of Regulation S) with respect to the offer and sale of the Securities. Prior to the termination of the 40-day restricted period, transfers of beneficial interests in the Offshore Global Security can only be effected through the Depositary, upon receipt by the Trustee and the Depositary of a certificate substantially in the form of Appendix III to the Security.

          (o) The principal amount of the Securities shall be payable upon declaration of acceleration pursuant to Section 5.2 of the Indenture;

          (p) The other terms and conditions of the Securities shall be substantially as set forth in the Indenture and in the Offering Memorandum relating to the Securities and as set forth on the form of Securities attached hereto as Exhibit A.

     5. The form of the Global Securities shall be substantially as attached hereto as Exhibit A. The form of the Certificated Securities shall be substantially the same as Exhibit A except that there will not be a DTC Legend.

     6. The price at which the Series A Securities shall be sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement shall be 99.026% of the principal amount thereof, plus accrued interest from December 7, 1998 to the time of delivery.

     7. The Series A Securities will be offered and sold only to QIB's, Institutional Accredited Investors and pursuant to offers and sales to non-U.S. persons that occur outside the U.S. within the meaning of Regulation S by the Initial Purchasers initially at 99.626% of the principal amount thereof, plus accrued interest from December 7, 1998 to the time of delivery.

     8. The execution and delivery of the Purchase Agreement, dated December 2, 1998 (and substantially in the form attached hereto as Exhibit B), is hereby approved.

     9. The execution and delivery of the Registration Rights Agreement, dated December 7, 1998 (and substantially in the form attached hereto as Exhibit C), is hereby approved.

     10.  Any officer of this Company specified in the first paragraph of
Section 3.3 of the Indenture is hereby authorized and empowered to execute the Securities of this Company in the form he deems appropriate, and to deliver such Securities to the Trustee with a written order directing the Trustee to have the Securities authenticated and delivered to such persons as such officer designates.

     11. The Bank of New York is hereby designated and appointed as Paying Agent and Securities Registrar with respect to the Securities.

     IN WITNESS WHEREOF, on behalf of the Company, the undersigned Authorized Officers of the Company have executed this Officers' Certificate as of this 2nd day of December, 1998.


                                    CASE CORPORATION



                                By: /s/ Theodore R. French
                                    ----------------------
                                    Name:    Theodore R. French
                                    Title:   President, Financial
                                             Services, and Chief
                                             Financial Officer



                                By: /s/ Peter Hong
                                    ----------------------
                                    Name:    Peter Hong
                                    Title:   Vice President and
                                             Treasurer

                                    FORM OF
                                CASE CORPORATION

                       ACTIONS OF THE AUTHORIZED OFFICERS

     Pursuant to the authority granted by the Board of Directors of Case Corporation (the "Company") in its November 24, 1998 resolutions and by the Actions of the Authorized Officers of Case Corporation dated December 2, 1998 (the "December Actions"), the undersigned agree as follows:

          1. The Company shall issue up to $300,000,000 aggregate principal amount of the Company's 6 1/4% Notes Due December 1, 2003, Series B (the "Series B Securities") under and in accordance with the Indenture, dated as of July 31, 1995, between the Company and The Bank of New York, as Trustee ("Trustee"), relating to the Company's securities and other obligations (the "Indenture").

          2. The Company shall offer to exchange (the "Exchange Offer") the Series B Securities to all registered holders of its 6 1/4% Notes due December 1, 2003, Series A (the "Series A Securities") for an identical principal amount of Series A Securities, of which $300,000,000 aggregate principal amount are outstanding.

          3. The Company shall conduct the Exchange Offer in accordance with the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of December 7, 1998, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., Credit Suisse First Boston Corporation, NationsBanc Montgomery Securities LLC and Salomon Smith Barney Inc. and the Prospectus relating to the Series B Securities, dated ___________, 1999.

          4. The Company shall file with the Securities and Exchange Commission a registration statement on Form S-4 (the "Exchange Offer Registration Statement") relating to the Series B Securities and the Exchange Offer and shall perform all of its obligations relating to the Exchange Offer Registration Statement set forth in the Registration Rights Agreement.

          5. The Series B Securities shall have the terms of the "Securities" described in the December Actions and as described in the Prospectus relating to the Series B Securities; provided, however, that:

          (a) The Series B Securities shall bear interest, and interest thereon shall be payable, from the last

               Interest Payment Date (as defined in the December Actions) to which interest has been paid or duly provided for on the Series A Securities preceding the date of issuance of the Series B Securities, or, if no interest has been paid or duly provided for on the Series A Securities, from December 7, 1998.

          (b) Series B Securities will be in registered book-entry form and will be issued initially in the form of one or more permanent global securities in fully registered form without interest coupons, substantially in the form set forth in Exhibit A (the "Global Security"), deposited with the Trustee, as custodian for The Depository Trust Company (the "Depository"), duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as provided in the Indenture.

          (c) Series B Securities of holders who elect to take physical delivery of their certificate instead of holding their interest through a Global Security will be in registered form without interest coupons, substantially in the form of Exhibit A but will not contain the legend restricting transfers as required by the Depository as described in the first two paragraphs of Exhibit A.

     6. The Bank of New York is hereby designated and appointed as the exchange agent with respect to the Exchange Offer and the execution and delivery of the Exchange Agent Agreement between the Company and the Trustee (and substantially in the form attached hereto as Exhibit B) is hereby approved.

     IN WITNESS WHEREOF, on behalf of the Company, the undersigned Authorized Officers of the Company have executed this Officers' Certificate as of this ___ day of April, 1998.


                                    CASE CORPORATION



                              By: ________________________
                                    Name:
                                    Title:



                              By: ________________________
                                    Name:
                                    Title: